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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Apollo Group, Inc. on Form S-3 of our report dated November 18, 1996 (August 21, 1997 as to Note 1) appearing in the Form 8-K of Apollo Group, Inc. dated September 23, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Denver, Colorado
September 23, 1997